UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

DATALINK CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

EXPLANATORY NOTE

Set forth below is an internal employee communication first published, sent or given by Datalink Corporation on November 11, 2016.

Datalink Stock and the Insight Acquisition Q&A

What happens to my Datalink Stock at acquisition — vested and unvested?

All employee unvested stock and options will vest immediately at the close of the Insight transaction.

•                  Amounts payable for any unvested stock will be subject to applicable tax withholding.

•                  Restricted stock will be at the value of the transaction value ($11.25)

•                  Options will be at the value of the transaction value ($11.25) minus the value of your option grant at the strike price on the date you received your award.

i.e.  200 options were awarded to you with a strike price of $6.85 when awarded to you.   The gross value you would be entitled to upon closing would be:

$11.25- $6.85 = $4.40 x 200 = $880 (subject to applicable tax withholdings)

All vested stock will be treated as any other outstanding shares of Datalink stock, and may be exchanged for the merger price of $11.25 per share. You or your broker will be required to complete a letter of transmittal to exchange those shares, which will be distributed upon closing. Datalink has no information on vested stock which you own.  The communication on the transaction should come directly from the brokerage firm or bank in which you placed your vested stock.

What are the mechanics of me receiving the cash from my stock being accelerated to vest at close?

The exact mechanics of the payment have not been finally determined.  However, we currently expect that the proceeds from your unvested equity awards will be paid in the ordinary course through Datalink’s payroll processes shortly after closing. The proceeds will be subject to applicable tax withholding.

For already vested stock that you own, your brokerage firm should be in communication with you.  Please reach out to your broker if you have any questions.

Can I sell my vested stock now?

No, we are currently in a “blackout” period at least until the filing of the proxy statement related to the merger. After the blackout period ends, you can sell stock you own (including your vested shares of stock and shares you receive upon exercise of vested options).  If you do sell your stock prior to the closing of the merger, you will not be entitled to the merger proceeds.  Any stock you continue to hold will be exchangeable upon closing for $11.25 per share.

Is the $11.25 purchase price fixed at close for the value of our stock which will vest, or can it adjust to the market price at close?

It is a fixed price

What should I do if my stock vests between now and the date of the acquisition transaction?

At time of vesting, you own the stock.  You will have a choice to use stock to pay for the taxes or write a check to pay for taxes.  You will receive an email from finance prior to the vesting date on your choices.  It is important to respond PROMPTLY to this request as the decision must be made prior to the vesting date.

It takes Wells Fargo 3-5 business days to process the issuance of stock into your account.

Where can I find how much stock I own?

Along with this Q&A, we have sent you the stock documentation of your Datalink stock holdings, and remaining shares, whether non-qualified or restricted stock.

Will Insight offer exchanges of stock?

No.

What are tax implications with stock vesting?

We strongly encourage you to discuss any tax implications with your tax advisor or financial planner.  Restricted stock and Non-qualified options are handled differently.  The tax implications at vesting include withholding for applicable state and federal income taxes, as well as Medicare and FICA taxes.

Please note that your transaction cash out will be a 2017 tax occurrence, as the closing date is expected in the first quarter.

I own a stock certificate, which I believe came to me from the time Datalink had an Employee Stock Purchase plan that was terminated.  What do I do with that?

At the time of the ESPP termination, employees were provided with a stock certificate and the stock was put in the care of Wells Fargo That stock should be in the Wells Fargo shareholder services.

NOTE:  It is important that Datalink or your broker who carries your owned stock (vested) has your correct address.  We encourage you to check that!

Important Disclaimers

Nature of the Foregoing Summary

The preceding is only a summary of the relevant provisions of the merger agreement, a copy of which is available in Datalink’s filings with the SEC, which you can obtain as described below under “Additional

Information and Where to Find It.”  This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you.  We encourage you to read carefully the merger agreement in its entirety, as the rights and obligations of the parties thereto are governed by the express terms of the merger agreement and not by this summary or any other information contained in this document.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this communication may constitute “forward-looking statements.”  Forward-looking statements can usually be identified by the use of words such as “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “evolve,” “expect,” “forecast,” “intend,” “looking ahead,” “may,” “opinion,” “plan,” “possible,” “potential,” “project,” “should,” “will” and other expressions which indicate future events or trends.

These forward-looking statements are based upon certain expectations and assumptions and are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including the following: Datalink’s shareholders may not approve the transaction; conditions to the closing of the transaction, including receipt of required regulatory approvals, may not be satisfied; the transaction may involve unexpected costs, liabilities or delays; uncertainties surrounding the transaction; the outcome of any legal proceedings related to the transaction; Datalink  may be adversely affected by other economic, business, and/or competitive factors; risks that the pending transaction disrupts current plans and operations; the retention of key employees of Datalink; other risks to consummation of the transaction, including circumstances that could give rise to the termination of the merger agreement and the risk that the transaction will not be consummated within the expected time period or at all; and the other risks described from time to time in Datalink’s reports filed with the Securities and Exchange Commission (the “SEC”) under the heading “Risk Factors,” including the Annual Report on Form 10-K for the fiscal year ended December 31, 2015, subsequent Quarterly Reports on Form 10-Q and in other of Datalink’s filings with the SEC.

All forward-looking statements are qualified by, and should be considered in conjunction with, such cautionary statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which such statements were made. Except as required by applicable law, Datalink undertakes no obligation to update forward-looking statements to reflect events or circumstances arising after such date.

Additional Information and Where to Find It

In connection with the transaction, Datalink intends to file relevant materials with the SEC, including a proxy statement on Schedule 14A. Following the filing of the definitive proxy statement with the SEC, Datalink will mail the definitive proxy statement and a proxy card to each shareholder entitled to vote at the special meeting relating to the transaction. Datalink shareholders are urged to carefully read these materials (and any amendments or supplements) and any other relevant documents that Datalink files with the SEC when they become available because they will contain important information. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the transaction (when they become available), and any other documents filed by Datalink with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov), at Datalink’s investor website (http://www.datalink.com/Investor-Information), or by writing or calling Datalink at Datalink Corporation, 10050 Crosstown Circle, Suite 500, Eden Prairie, Minnesota 55344 or by (952) 944-3462.

Participants in the Solicitation

Datalink and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Datalink’s stockholders with respect to the transaction.  Information about Datalink’s directors and executive officers and their ownership of Datalink’s common stock is set forth in Datalink’s proxy statement on Schedule 14A filed with the SEC on April 15, 2016. To the extent that holdings of Datalink’s securities have changed since the amounts printed in Datalink’s proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding the identity of the participants in the proxy solicitation, and their direct or indirect interests in the transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the transaction.